UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/02/2006

REPUBLIC COMPANIES GROUP, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51455

DELAWARE	30-0175923
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

222 Delaware Avenue, Suite 900
Wilmington, Delaware 19801
(Address of principal executive offices, including zip code)

(302) 658-3613
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On August 2, 2006, the Board of Directors of Republic Companies Group, Inc., a Delaware corporation (the "Company"), approved the Incentive Bonus Plan, under which Republic Underwriters Insurance Company may make incentive bonus awards to its eligible employees based upon performance in calendar year 2006 and thereafter. The Incentive Bonus Plan will be funded based upon the Company's achievement of specified return on equity and gross written premium growth performance targets; payments will be allocated to eligible employees based upon a combination of Company performance and/or individual performance criteria. Eligible employees will be entitled to receive between 0% and 150% of their standard awards, which range from 10% to 75% of their annual base salaries, depending upon job grade. Incentive bonus awards will be distributed to officers 75% in cash and 25% in restricted stock with a restricted stock permium, or 100% in cash without a restricted stock premium, at the President's discretion, upon the completion of the Company's fiscal year. Incentive bonus awards will be distributed to all other eligible employees 100% in cash upon the completion of the Company's fiscal year.

Item 9.01.    Financial Statements and Exhibits

10.18    Republic Underwriters Insurance Company Incentive Bonus Plan, effective January 1, 2006

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC COMPANIES GROUP, INC.

Date: August 07, 2006	By:	/s/ Michael E. Ditto
Michael E. Ditto
VP, General Counsel & Corp Secretary

Exhibit Index

Exhibit No.	Description
EX-10.18	Incentive Bonus Plan - Republic Underwriters Insurance Company